                                                                   EXHIBIT 10.79

                           MICRON ELECTRONICS, INC.

                                SEVERANCE PLAN

                                 FOR EMPLOYEES

                        2001 AMENDMENT AND RESTATEMENT

                               January 31, 2001,
                           as Amended March 20, 2001




Micron Electronics, Inc.,
 a Minnesota corporation
900 East Karcher Road
Nampa, Idaho 83687

                               TABLE OF CONTENTS

                                                                  Page
ARTICLE 1 ......................................................     1
Effective Date; Plan Year; ERISA ...............................     1
          1.01  Effective Date..................................     1
          1.02  Plan Year.......................................     1
          1.03  ERISA...........................................     1

ARTICLE 2 ......................................................     2
Application to Company or Affiliates ...........................     2
          2.01  Eligible Employers..............................     2
          2.02  Adoption Procedure..............................     2

ARTICLE 3 ......................................................     2
Eligibility and Participation ..................................     2
          3.01  Eligible Employees..............................     2
          3.02  Participation...................................     3
          3.03  Determination of Eligibility and Participation..     3

ARTICLE 4 ......................................................     3
Severance Benefits .............................................     3
          4.01  Entitlement to Severance Benefits...............     3
          4.02  Severance Pay...................................     4
          4.03  Rehire..........................................     5
          4.04  Time and Manner of Payment......................     6
          4.05  Forfeitability of Severance Benefits............     6

ARTICLE 5 ......................................................     6
Administration .................................................     6
          5.01  Administrator...................................     6
          5.02  The Administrator's Powers and Duties...........     6
          5.03  The Company and Employer Functions..............     7
          5.04  Claims Procedures...............................     7
          5.05  Indemnity and Bonding...........................     7
          5.06  Expenses........................................     8

ARTICLE 6 ......................................................     9
General Provisions .............................................     9
          6.01  Enforceability and Exclusive Benefit............     9
          6.02  Amendment.......................................     9
          6.03  Not Contract of Employment......................     9
          6.04  Unfunded........................................     9
          6.05  Nonassignment...................................     9
          6.06  Applicable Law..................................     9

                                 INDEX OF TERMS

Term                         Section                         Page

Administrator                5.01                               7
Affiliate                    2.01-2                             2

Code                         2.01-2                             2
Company                      Heading                            1

Effective Date               1.01                               1
Eligible Employee            3.01-1                             2
Employer                     2.01-3                             2
ERISA                        1.03-1                             1

Participant                  3.02                               3
Plan Year                    1.02                               1

Regular Pay                  4.02-2                             5
Regular Employee             3.01-2                             2


Severance Plan               Preamble                           1

Workforce Reduction          4.01-1                             3

Years of Credited Service    4.02-4                             5

                           MICRON ELECTRONICS, INC.
                         SEVERANCE PLAN FOR EMPLOYEES

                        2001 AMENDMENT AND RESTATEMENT

                               January 31, 2001
                           as Amended March 20, 2001



Micron Electronics, Inc.,
 a Minnesota corporation
900 East Karcher Road
Nampa, Idaho 83687                                                      Company


     The Company, from time to time, has the need to reduce the size of its workforce. The Company adopted a Severance Plan for Employees effective September 18, 2000 to provide an orderly and ongoing system of severance benefits to be paid in appropriate situations related to workforce reductions. To provide additional provisions affecting severance benefits, the Company has amended and restated the severance plan in this Severance Plan for Employees, 2001 Amendment and Restatement effective January 31, 2001, as amended March 20, 2001 (the "Severance Plan"). The Severance Plan supersedes and replaces the September 18, 2000 Severance Plan and any severance or workforce reduction plans maintained by Micron Electronics, Inc. or any adopting affiliate covering its employees.

                                   ARTICLE 1

                       Effective Date; Plan Year; ERISA

     1.01  Effective Date

     The effective date of the Severance Plan is January 31, 2001. The benefits of Eligible Employees who receive notice of termination from employment on or after that date shall be determined under the Severance Plan.

     1.02  Plan Year

     The initial plan year shall be a short year beginning on March 20, 2001 and ending on December 31, 2001. Thereafter the plan year shall be a calendar year.

     1.03  ERISA

          1.03-1 The Severance Plan is intended to be and shall be administered and maintained as a welfare benefit plan under section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), providing certain benefits to participants on certain severances from employment.

          1.03-2  The Severance Plan is not intended to be a pension plan under section 3(2)(A) of ERISA and shall be maintained and administered so as not to be such a plan. The Severance Plan is intended to come within, and shall be administered and maintained to come within, the severance pay plan exception thereto in Department of Labor regulations section 2510.3-2(b).

                                   ARTICLE 2

                     Application to Company or Affiliates

     2.01  Eligible Employers

          2.01-1 The Company maintains the Severance Plan for its employees. Any Affiliate approved by the Company may adopt and maintain the Severance Plan for its employees.

          2.01-2 "Affiliate" means a corporation, person or other entity that is a member, with an Employer, of a controlled or affiliated service group under section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (the
"Code").

          2.01-3 "Employer" means Company and any adopting Affiliate. The Severance Plan is a single plan maintained by the Company and any adopting Affiliate.

     2.02  Adoption Procedure

     An adopting Employer shall execute an adoption statement that shall include the effective date, date of adoption and any special provisions that are to be applicable only to employees of the Affiliate, including past service for the Affiliate or any predecessor employer to be counted under 4.02-1.


                                   ARTICLE 3

                         Eligibility and Participation

     3.01  Eligible Employees

          3.01-1 Eligible Employees are any Regular Employees of Employer below the level of officer.

          3.01-2 A "Regular Employee" is any full-time or part-time employee of Employer who regularly works an assigned schedule of at least 18 hours per week other than the following:

                  (a) An employee classified as temporary or on-call by Employer, whether employed by Employer or a temporary services agency.

                  (b) A leased employee treated as an employee solely because of section 414(n) of the Code.

                  (c) An individual classified as an independent contractor or as an employee of an entity that is not an Employer.

                  (d) A part-time employee who regularly works less than 18 hours per week.

    3.02  Participation

     Any Eligible Employee whose employment is terminated by reason of a Workforce Reduction is a Participant in the Severance Plan. A Participant must satisfy the requirements of 4.01 to be entitled to severance benefits under the Severance Plan.

    3.03  Determination of Eligibility and Participation

    All questions of eligibility and participation of employees shall be determined by the Administrator, whose decision shall be final.


                                   ARTICLE 4

                              Severance Benefits

     4.01  Entitlement to Severance Benefits

           4.01-1 Except as provided in 4.01-2, a Participant who receives notice after the effective date of the Severance Plan and who is terminated from employment with Employer on or after the effective date of the Severance Plan because of a Workforce Reduction is entitled to the severance benefits described in this Article 4. A "Workforce Reduction" shall be any elimination of position or reduction in workforce that is specifically designated as a "Workforce Reduction" by Employer.

           4.01-2 Unless otherwise specified by Employer in writing, a Participant shall not be entitled to severance benefits under the Severance Plan if any of the following occur with respect to such Participant:

                   (a) Termination of employment related to any transfer of operations or work to a third party, whether by merger, consolidation, spin-off, outsourcing or sale of all or part of the assets or stock of a business unit or adopting Affiliate, or other transaction, where the successor or receiving entity or other third party offers the Participant employment or, in the judgment of Employer, the Participant fails to make good faith efforts to apply for or to obtain an employment offer or discourages the successor or receiving entity or other third party from making an employment offer.

                   (b) Transfer to another position with, or reemployment by, or other continuation of employment with, Employer or an Affiliate before the Participant's termination date.

                   (c) Voluntary election to retire from employment before the Participant's termination date.

                   (d) Receipt of an offer of severance or other separation benefits under either an individual written agreement with Employer or Affiliate or any voluntary early retirement program maintained by Employer or Affiliate or any severance plan maintained by Employer or an Affiliate, other than the Severance Plan.

                   (e) Involuntary termination of employment for reasons other than Workforce Reduction, including, but not limited to, involuntary termination for unsatisfactory performance, unacceptable behavior, misconduct, violations of Employer's policies, or other disciplinary problems.

                   (f) Failure to waive all severance benefits under any applicable employment contract or other agreement or plan in exchange for severance benefits under the Severance Plan.

                   (g) Failure to execute a waiver and release of claims against Employer and Affiliates in the form provided by Employer within the specified consideration period or execution and later revocation of the waiver and release of claims form within the revocation period stated therein.

                   (h) Voluntary termination of employment before the Participant has received notice of layoff or termination due to Workforce Reduction or after receipt of an offer of continued employment with Employer, an Affiliate or any other company that is part of or affiliated with Micron Electronics, Inc. in a position determined by Employer to be consistent with the Participant=s qualifications and experience. A termination is voluntary even if continued employment depends on relocation to another job site or acceptance of a position with a different base or variable compensation, title or responsibilities.

                  (i) Other circumstances determined by Employer not to constitute a termination due to a Workforce Reduction as defined in 4.01-1.

     4.02  Severance Pay

           4.02-1 Subject to 4.02-6, 4.04 and 4.05, Participants who are eligible for severance benefits under 4.01 shall be entitled to receive severance pay as follows:

                   (a) Subject to (b), a Participant shall receive a number of weeks of regular pay determined from the Participant's full

           Years of Credited Service and annualized regular pay at the time of termination, according to the table below.

                   (b) The minimum amount of severance pay for any participant shall be two weeks of regular pay.

                                                                       SEVERANCE PAY

                                                                   Annualized Regular Pay
                                ------------------------------------------------------------------------------------------
Years of
Credited                           Less than         $25,000 to         $50,000 to         $75,000 to         $100,000 or
Service                            $25,000           $49,999            $74,999             $99,999              more
------------------                 -----------       ------------       ------------       ------------       -----------
Less than 2                           2                  3                  4                   6                 8
2 to less than 4                      3                  4                  5                   6                 8
4 to less than 6                      4                  5                  6                   8                10
6 or more                             5                  6                  8                  10                12

          4.02-2  For the purposes of 4.02-1, "regular pay" means:

                  (a) For full-time employees, base pay on the date of termination, excluding any overtime, severance pay, bonuses, commissions, reimbursements, any other allowances and any other type of extra or variable compensation.

                  (b) For part-time employees, base pay on the date of termination as under (a), pro-rated on the basis of the number of hours the employee is regularly scheduled to work.

          4.02-3 For the purposes of 4.02-1, the amount of severance pay may be reduced by an amount of up to 60 days' pay and benefits for each of the Participants whose termination is deemed by Employer to be covered by the Worker Adjustment and Retraining Notification Act (29 U.S.C. (S) 2101 et seq.) ("WARN"). A Participant who receives a notice from Employer under WARN and continues working for Employer during the notice period as designated by Employer shall not incur a reduction of severance pay under this 4.02-3 with respect to the days actually worked by the Participant during such notice period.

          4.02-4 "Years of Credited Service" are the Participant's actual full years of service with the Employer (and, to the extent provided in an adoption statement under 2.02, any Affiliate).

          4.02-5 The Company may, at its discretion, for any or all classes of employees, offer severance pay benefits and other severance benefits different from those stated in 4.02-1. In that event, the substitute benefits will apply for those employees and 4.02-1 benefits shall not be paid.

     4.03  Rehire

     A Participant who has received severance pay and who is rehired by Employer or is hired by any Affiliate shall not be required to repay any severance pay received as of the date of hire or rehire.

     4.04  Time and Manner of Payment

           4.04-1 Severance pay shall be paid in a lump sum. Payment will be made as soon as practicable following the later of the Participant's termination date or the expiration of the revocation period described in the waiver and release of claims form.

           4.04-2 Employer may withhold from any amounts paid under the Severance Plan any income tax or other amounts as allowed or required by law.

     4.05  Forfeitability of Severance Benefits

     Any right to severance benefits shall be forfeitable until the Participant has been terminated from employment due to Workforce Reduction and has satisfied all of the requirements and conditions for entitlement under 4.01. The Severance Plan may be amended or terminated as provided in Article 6 to partially or wholly eliminate or otherwise change the benefits in 4.02 to the extent they are forfeitable.

                                   ARTICLE 5

                                Administration

     5.01  Administrator

           5.01-1 The Severance Plan shall be administered by the most senior vice president of Human Resources of the Company or the vice president of Administration of the Company as designated by the Company or designee who in such capacity shall be the Administrator.

           5.02-2 The Administrator may resign on 15 days' notice to the Company. The Company may remove the Administrator without having to show cause. The vacancy shall be filled as soon as reasonably practicable. Until a new appointment is made, the Company shall act as the Administrator.

     5.02  The Administrator's Powers and Duties

           5.02-1 The Administrator shall interpret the Severance Plan, decide any questions about the rights of Participants and in general administer the Severance Plan. Any decision by the Administrator shall be final and bind all parties. The Administrator shall have absolute discretion to carry out the Administrator's responsibilities under this section.

           5.02-2 The Administrator may delegate all or part of the administrative duties to one or more agents and may retain advisors and agents for assistance. The Administrator may consult with, and rely upon the advice of counsel, who may be counsel for the Company or any Affiliate.

           5.02-3 The Administrator shall be the plan administrator under federal laws and regulations applicable to plan administration and shall comply with such laws and regulations. The Administrator shall be the agent for service of process on the Severance Plan at the Company's address.

     5.03  The Company and Employer Functions

           5.03-1 Except as provided in 5.03-2, all authority of the Company or Employer, including, in the case of the Company, the power to amend or terminate the Severance Plan, shall be exercised by the chief executive officer of the Company or Employer, as applicable, who may delegate some or all of the authority to any officer.

           5.03-2 The Administrator or the Administrator's delegate may amend the Severance Plan in writing, on advice of counsel, to make technical, administrative or editorial changes to comply with applicable law or to simplify or clarify the Severance Plan.

           5.03-3 The Board of Directors of the Company or any other Employer shall have no administrative authority or function with respect to the Severance Plan. Being a member of the Board shall not, in itself, make a person a plan fiduciary.

     5.04  Claims Procedures

           5.04-1 Any person claiming a benefit or requesting information, an interpretation or a ruling under the Severance Plan shall present the request in writing to the Administrator. The Administrator or delegate will respond in writing as soon as practicable.

           5.04-2 If the claim or request is denied, the written notice of denial shall state:

                   (a) The reasons for denial, with specific reference to the terms of the written document on which denial is based.

                   (b) A description of any additional material or information required for review of the claim and an explanation of why it is necessary.

                   (c) An explanation of the Severance Plan's claims review procedure.

           5.04-3 Any person whose claim or request is denied, or who has not received a response within 90 days, may request review by notice in writing to the Administrator. The original decision will be reviewed by the Administrator or delegate, who may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

           5.04-4 The decision on review shall normally be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the Participant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and binding on all parties concerned. If the Participant does not receive a decision within the time limit, the claim shall be considered wholly denied on review.

     5.05  Indemnity and Bonding

           5.05-1 The Company shall indemnify and defend any Severance Plan fiduciary who is an officer, director or employee of the Company against any claim or liability that arises from any action or inaction in connection with the Severance Plan, subject to the following rules:

                   (a) Coverage shall be limited to actions taken in good faith that the fiduciary reasonably believed were not opposed to the best interest of the Severance Plan.

                   (b) Negligence by the fiduciary shall be covered to the fullest extent permitted by law.

                   (c) Coverage shall be reduced to the extent of any insurance coverage.

           5.05-2 The Severance Plan fiduciaries shall be bonded to the extent required by applicable law.

     5.06  Expenses

           5.06-1 An Administrator who is employed full-time by Employer shall not be separately compensated for services as the Administrator. The Administrator shall be reimbursed by the Company for all expenses incurred while acting as the Administrator.

          5.06-2 The Company may allocate the cost of any administrative fees or expenses among Employers. Otherwise, all expenses and fees shall be paid by the Company.

                                   ARTICLE 6

                              General Provisions

     6.01  Enforceability and Exclusive Benefit

     The Company and Employers intend the terms of the Severance Plan, including those relating to the coverage and benefits, to be legally enforceable. The Company and Employers further intend that the Severance Plan be maintained for the exclusive benefit of Eligible Employees of Employers.

     6.02  Amendment and Termination

     Subject to 4.05, the Company may amend or terminate the Severance Plan at any time.

     6.03  Not Contract of Employment

     Nothing in the Severance Plan shall give any employee the right to continue employment. The Severance Plan shall not prevent discharge of any employee at any time for any reason.

     6.04  Unfunded

     All benefits payable under the Severance Plan shall be unfunded and shall be payable only from the general assets of Employer. The Participants shall have no interest in any assets of Employer and shall have no rights greater than the rights of any unsecured general creditor of Employer.

     6.05  Nonassignment

     The rights of a Participant under the Severance Plan are personal. No interest of a Participant under the Severance Plan may be assigned, transferred, seized by legal process or subjected to the claims of creditors in any way. A Participant's rights under the Severance Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance.

     6.06  Applicable Law

     The Severance Plan shall be construed according to the laws of the State of Idaho, except as preempted by federal law.


     Adopted:                              MICRON ELECTRONICS, INC.

                                           By:  /s/ JoAnne S. Pfeifer
                                           JoAnne S. Pfeifer

                                           Executed:  March 20, 2001